Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2021 Results
DELAWARE, Ohio (December 8, 2021) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fourth quarter and fiscal 2021 results.
Fourth Quarter Results Include (all results compared to the fourth quarter 2020 unless otherwise noted)(1):
•Net income of $104.5 million or $1.74 per diluted Class A share compared to net income of $44.4 million or $0.74 per diluted Class A share. Net income, excluding the impact of adjustments(2), of $115.4 million or $1.93 per diluted Class A share compared to net income, excluding the impact of adjustments, of $46.4 million or $0.78 per diluted Class A share. Adjusted EBITDA(3) increased by $56.8 million to $211.3 million.
•Net cash provided by operating activities decreased by $63.1 million to $137.3 million. Adjusted free cash flow(4) decreased by $79.1 million to $94.8 million primarily as a result of inflationary raw material costs.
•Total debt decreased by $261.4 million to $2,225.6 million. Net debt(5) decreased by $280.1 million to $2,101.0 million and decreased by $66.8 million sequentially from the third quarter of 2021. The Company's leverage ratio(6) decreased to 2.49x compared to 3.66x, within our targeted leverage ratio range of 2.0x - 2.5x.
Fiscal Year Results Include (all results compared to the fiscal year 2020 unless otherwise noted):
•Net income of $390.7 million or $6.54 per diluted Class A share compared to net income of $108.8 million or $1.83 per diluted Class A share. Net income, excluding the impact of adjustments, of $334.5 million or $5.60 per diluted Class A share compared to net income, excluding the impact of adjustments, of $190.9 million or $3.22 per diluted Class A share. Adjusted EBITDA increased by $121.6 million to $764.2 million.
•Net cash provided by operating activities decreased by $58.7 million to $396.0 million. Adjusted free cash flow decreased by $72.1 million to $274.1 million.
•The Company paid $105.8 million in cash dividends to stockholders in fiscal 2021.
Announcement:
•Named to Newsweek's Most Loved Workplaces list for 2021, ranking number 59 among the top 100 companies recognized for colleague happiness and satisfaction at work.

Pete Watson, Greif's President and Chief Executive Officer, commented:

“The global Greif team delivered exceptional results in fiscal 2021 and overcame significant external challenges to deliver record net sales and profits for the full fiscal year,” said Pete Watson, Greif’s President and Chief Executive Officer. “In addition, we advanced our financial priorities, increasing our dividend and reaching our targeted leverage ratio range, while making notable progress on our ESG journey. Looking ahead, we remain well positioned to provide differentiated packaging solutions that generate value for our customers and shareholders.”

Exhibit 99.1

(1) As previously reported, during the first quarter of 2021, the former Rigid Industrial Packaging & Services and Flexible Products & Services segments were combined into a single reportable segment now known as the Global Industrial Packaging segment. On February 24, 2021 the Company filed a Current Report on Form 8-K with the SEC to furnish certain historical GAAP and non-GAAP financial information in a revised presentation aligned with the Company's new reportable segment structure.

(2)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, incremental COVID-19 costs, net, (gain) loss on disposal of properties, plants, equipment and businesses, net and timberland gains, net.
(3)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, less timberland gains, net.
(4)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related Enterprise Resource Planning (ERP) systems.
(5)    Net debt is defined as total debt less cash and cash equivalents.
(6)    Leverage ratio is defined as trailing twelve month EBITDA divided by net debt, each as calculated under the terms of the Company's Amended and Restated Credit Agreement dated as of February 11, 2019, filed as Exhibit 10.1 on Form 8-K/A on March 26, 2020 (the "2019 Credit Agreement").

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Customer Service
The Company's consolidated CSI(7) score was 93.1 during the fourth quarter 2021 and was 93.2 on a trailing four quarter basis. Our long term objective is for each business segment to achieve a CSI score of 95.0 or greater.

CSI for the Global Industrial Packaging and Paper Packaging & Services segment were both approximately flat to the prior year quarter at 94.2 and 91.8, respectively.
In addition we completed our eleventh NPS(8) survey and achieved a score of 60.0 which represents a 7.0 point decline from our wave ten results. Detailed analysis of customer comments from wave eleven indicate the decline was largely due to poor communication about late customer deliveries caused by factors beyond our control within the supply chain. The Company is currently taking focused actions to enhance communications to better assist customers with order delivery planning.
Segment Results (all results compared to the fourth quarter of 2020 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(9) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2021 as compared to the prior year quarter for the business segments with manufacturing operations.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
	%	%
Currency Translation	1.0%	0.1%
Volume	2.7%	1.5%
Selling Prices and Product Mix	44.7%	20.0%
Total Impact of Primary Products	48.4%	21.6%

Global Industrial Packaging
Net sales increased by $299.3 million to $951.6 million. Net sales excluding foreign currency translation increased by $292.0 million due primarily due to higher volumes and higher average sale prices.

Gross profit increased by $53.5 million to $184.3 million. The change in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material, manufacturing and transportation costs.

Operating profit increased by $38.9 million to $97.8 million. Adjusted EBITDA increased by $47.3 million to $121.4 million primarily due to the same factors that impacted gross profit.

Paper Packaging & Services
Net sales increased by $119.4 million to $621.7 million primarily due to higher volumes and higher published containerboard and boxboard prices.

Gross profit increased by $11.0 million to $109.8 million. The change in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material, manufacturing and transportation costs.

Operating profit increased by $11.2 million to $41.9 million. Adjusted EBITDA increased by $10.3 million to $87.7 million primarily due to the same factors that impacted gross profit.

Land Management
Net sales decreased by $1.8 million to $4.9 million due primarily to reduced timber available for sale as a result of acreage sold in the second quarter.
Operating profit decreased by $0.4 million to $1.8 million. Adjusted EBITDA decreased by $0.8 million to $2.2 million.
Tax Summary

Exhibit 99.1

During the fourth quarter, the Company recorded an income tax rate of 10.7 percent and a tax rate excluding the impact of adjustments of 11.3 percent. As previously disclosed, the application of FIN 18 often causes fluctuations in our quarterly effective tax rates. For the full year, the Company recorded an income tax rate of 14.5 percent and a tax rate excluding the impact of adjustments of 18.1 percent.
Dividend Summary
On December 7, 2021, the Board of Directors declared quarterly cash dividends of $0.46 per share of Class A Common Stock and $0.68 per share of Class B Common Stock. Dividends are payable on January 1, 2022, to stockholders of record at the close of business on December 17, 2021.
Company Outlook

(in millions, except per share amounts)	Fiscal 2022 Outlook
Class A earnings per share before adjustments	$5.85 - $6.45
Adjusted free cash flow	$400 - $460

Note: Fiscal 2022 Class A earnings per share guidance on a GAAP basis is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement (income) charges; or acquisition and integration related costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal 2022 Class A earnings per share before adjustments guidance, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, (gain) loss on the disposal of properties, plants, equipment and businesses, net and timberland gains, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2022 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(7)    Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
(8)    Net Promoter Score (NPS) is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.
(9)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers, boxboard and tube and core products; and 1&2 loop and 4 loop flexible intermediate bulk containers.

Exhibit 99.1

Conference Call
The Company will host a conference call to discuss the fourth quarter of 2021 results on December 9, 2021, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://conferencingportals.com/event/BDwosPDa. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on December 9, 2021. A digital replay of the conference call will be available two hours following the call on the company's web site at http://investor.greif.com. To access the recording, guests can call (800) 770-2030 or (647) 362-9199 and use conference ID 32605.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the COVID-19 pandemic could have a material adverse effect on our business, financial condition, results of operations and cash flows, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands and customer preferences, (viii) raw material, energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) the frequency and volume of our timber and timberland sales will impact our financial performance, (x) we may not successfully implement our business strategies, including achieving our growth objectives, (xi) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xv) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvi) our business may be adversely impacted by work stoppages and other labor relations matters, (xvii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xiii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xix) a security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xx) changes in U.S. generally accepted accounting principles (GAAP) and SEC rules and regulations concerning the maintenance of effective internal controls could materially impact our reported financial results, (xxi) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxii) full realization of our deferred tax assets may be affected by a number of factors, (xxiii) our level of indebtedness could adversely affect our liquidity, limit our flexibility in responding to business opportunities, and increase our vulnerability to adverse changes in economic and industry conditions, (xxiv) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of

Exhibit 99.1

operations, (xxv) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxvi) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxiii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxix) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxx) we may be unable to achieve out greenhouse gas emission reduction targets by 2030. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions, except per share amounts)	2021	2020	2021	2020
Net sales	$1,578.2	$1,161.3	$5,556.1	$4,515.0
Cost of products sold	1,282.1	929.6	4,463.1	3,600.3
Gross profit	296.1	231.7	1,093.0	914.7
Selling, general and administrative expenses	142.2	139.1	565.9	516.0
Restructuring charges	4.3	11.9	23.1	38.7
Acquisition and integration related costs	2.9	3.5	9.1	17.0
Non-cash asset impairment charges	7.4	1.6	8.9	18.5
Gain on disposal of properties, plants and equipment, net	(2.4)	(17.1)	(3.7)	(19.2)
Loss on disposal of businesses, net	0.2	0.9	0.2	38.8
Timberland gains, net	—	—	(95.7)	—
Operating profit	141.5	91.8	585.2	304.9
Interest expense, net	16.9	26.0	92.7	115.8
Non-cash pension settlement charges	0.1	0.4	9.1	0.3
Other expense (income), net	2.6	(0.8)	4.8	2.7
Income before income tax expense and equity earnings of unconsolidated affiliates, net	121.9	66.2	478.6	186.1
Income tax expense	13.1	18.5	69.6	63.3
Equity earnings of unconsolidated affiliates, net of tax	(1.1)	(0.3)	(4.2)	(1.5)
Net income	109.9	48.0	413.2	124.3
Net income attributable to noncontrolling interests	(5.4)	(3.6)	(22.5)	(15.5)
Net income attributable to Greif, Inc.	$104.5	$44.4	$390.7	$108.8
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.76	$0.74	$6.57	$1.83
Class B common stock	$2.63	$1.12	$9.84	$2.74
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.74	$0.74	$6.54	$1.83
Class B common stock	$2.63	$1.12	$9.84	$2.74
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.6	26.4	26.5	26.4
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.7	26.5	26.7	26.4
Class B common stock	22.0	22.0	22.0	22.0

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	October 31, 2021	October 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$124.6	$105.9
Trade accounts receivable	889.5	636.6
Inventories	499.2	293.6
Assets held by special purpose entities	—	50.9
Other current assets	150.8	215.8
	1,664.1	1,302.8
LONG-TERM ASSETS
Goodwill	1,515.4	1,518.4
Intangible assets	648.4	715.3
Operating lease assets	289.4	307.5
Other long-term assets	177.3	140.0
	2,630.5	2,681.2
PROPERTIES, PLANTS AND EQUIPMENT	1,521.2	1,526.9
	$5,815.8	$5,510.9
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$704.5	$450.7
Short-term borrowings	50.5	28.4
Current portion of long-term debt	120.3	123.1
Current portion of operating lease liabilities	54.0	52.3
Current portion of liabilities held by special purpose entities	—	43.3
Other current liabilities	384.8	302.3
	1,314.1	1,000.1
LONG-TERM LIABILITIES
Long-term debt	2,054.8	2,335.5
Operating lease liabilities	239.5	257.7
Other long-term liabilities	607.7	696.9
	2,902.0	3,290.1
REDEEMABLE NONCONTROLLING INTERESTS	24.1	20.0
EQUITY
Total Greif, Inc. equity	1,514.3	1,152.2
Noncontrolling interests	61.3	48.5
	1,575.6	1,200.7
	$5,815.8	$5,510.9

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$109.9	$48.0	$413.2	$124.3
Depreciation, depletion and amortization	58.2	60.1	234.4	242.5
Asset impairments	7.4	1.6	8.9	18.5
Pension settlement charges	0.1	0.4	9.1	0.3
Timberland gains, net	—	—	(95.7)	—
Deferred income tax expense	(5.6)	22.0	(47.2)	16.7
Other non-cash adjustments to net income	(1.2)	(7.0)	35.1	69.8
Operating working capital changes	(83.9)	43.3	(222.7)	56.1
Increase (decrease) in cash from changes in other assets and liabilities	52.4	32.0	60.9	(73.5)
Net cash provided by operating activities	137.3	200.4	396.0	454.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(46.5)	(32.6)	(140.7)	(131.4)
Purchases of and investments in timber properties	0.8	(1.4)	(6.6)	(5.4)
Proceeds on the sale of timberlands, net	—	—	145.1	—
Collections of receivables held in special purpose entities	—	—	50.9	—
Payments for issuance of loans receivable	—	—	(15.0)	—
Proceeds from the sale of properties, plants and equipment and businesses	6.4	23.6	18.9	114.3
Other	(0.1)	—	(5.8)	(2.7)
Net cash used in investing activities	(39.4)	(10.4)	46.8	(25.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt, net	(40.8)	(152.3)	(266.0)	(287.6)
Dividends paid to Greif, Inc. shareholders	(27.4)	(26.1)	(105.8)	(104.3)
Payments for liabilities held in special purpose entities	—	—	(43.3)	—
Other	(0.6)	(1.3)	(7.8)	(13.4)
Net cash provided by (used for) financing activities	(68.8)	(179.7)	(422.9)	(405.3)
Reclassification of cash to assets held for sale	0.5	—	0.5	—
Effects of exchange rates on cash	(4.8)	(2.9)	(1.7)	4.4
Net increase (decrease) in cash and cash equivalents	24.8	7.4	18.7	28.6
Cash and cash equivalents, beginning of period	99.8	98.5	105.9	77.3
Cash and cash equivalents, end of period	$124.6	$105.9	$124.6	$105.9

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2021	2020	2021	2020
Net sales:
Global Industrial Packaging	$951.6	$652.3	$3,316.7	$2,571.8
Paper Packaging & Services	621.7	502.3	2,218.4	1,916.9
Land Management	4.9	6.7	21.0	26.3
Total net sales	$1,578.2	$1,161.3	$5,556.1	$4,515.0
Gross profit:
Global Industrial Packaging	$184.3	$130.8	$684.1	$522.8
Paper Packaging & Services	109.8	98.8	401.3	382.7
Land Management	2.0	2.1	7.6	9.2
Total gross profit	$296.1	$231.7	$1,093.0	$914.7
Operating profit:
Global Industrial Packaging	$97.8	$58.9	$350.2	$225.4
Paper Packaging & Services	41.9	30.7	131.0	71.0
Land Management	1.8	2.2	104.0	8.5
Total operating profit	$141.5	$91.8	$585.2	$304.9
EBITDA(10):
Global Industrial Packaging	$116.8	$80.5	$432.7	$307.0
Paper Packaging & Services	78.8	68.5	269.9	225.9
Land Management	2.5	3.6	107.3	13.0
Total EBITDA	$198.1	$152.6	$809.9	$545.9
Adjusted EBITDA(11):
Global Industrial Packaging	$121.4	$74.1	$453.3	$324.3
Paper Packaging & Services	87.7	77.4	302.0	306.4
Land Management	2.2	3.0	8.9	11.9
Total Adjusted EBITDA	$211.3	$154.5	$764.2	$642.6
(10) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(11) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus gain (loss) on disposal of properties, plants, equipment and businesses, net, less timberland gains, net.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2021	2020	2021	2020
Net income	$109.9	$48.0	$413.2	$124.3
Plus: Interest expense, net	16.9	26.0	92.7	115.8
Plus: Income tax expense	13.1	18.5	69.6	63.3
Plus: Depreciation, depletion and amortization expense	58.2	60.1	234.4	242.5
EBITDA	$198.1	$152.6	$809.9	$545.9
Net income	$109.9	$48.0	$413.2	$124.3
Plus: Interest expense, net	16.9	26.0	92.7	115.8
Plus: Income tax expense	13.1	18.5	69.6	63.3
Plus: Other expense (income), net	2.6	(0.8)	4.8	2.7
Plus: Non-cash pension settlement charges	0.1	0.4	9.1	0.3
Plus: Equity earnings of unconsolidated affiliates, net of tax	(1.1)	(0.3)	(4.2)	(1.5)
Operating profit	141.5	91.8	585.2	304.9
Less: Other expense (income), net	2.6	(0.8)	4.8	2.7
Less: Non-cash pension settlement charges	0.1	0.4	9.1	0.3
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.1)	(0.3)	(4.2)	(1.5)
Plus: Depreciation, depletion and amortization expense	58.2	60.1	234.4	242.5
EBITDA	$198.1	$152.6	$809.9	$545.9
Plus: Restructuring charges	$4.3	$11.9	$23.1	$38.7
Plus: Acquisition and integration related costs	2.9	3.5	9.1	17.0
Plus: Non-cash asset impairment charges	7.4	1.6	8.9	18.5
Plus: Non-cash pension settlement charges	0.1	0.4	9.1	0.3
Plus: Incremental COVID-19 costs, net(12)	0.7	0.7	3.3	2.6
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(2.2)	(16.2)	(3.5)	19.6
Less: Timberland gains, net	—	—	95.7	—
Adjusted EBITDA	$211.3	$154.5	$764.2	$642.6
(12) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(13)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2021	2020	2021	2020
Global Industrial Packaging
Operating profit	$97.8	$58.9	$350.2	$225.4
Less: Other expense (income), net	2.4	(0.7)	4.5	4.0
Less: Non-cash pension settlement charges	—	0.4	0.3	0.4
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.1)	(0.3)	(4.2)	(1.5)
Plus: Depreciation and amortization expense	20.3	21.0	83.1	84.5
EBITDA	$116.8	$80.5	$432.7	$307.0
Plus: Restructuring charges	2.5	8.1	17.1	28.8
Plus: Non-cash asset impairment charges	1.2	1.5	2.7	6.0
Plus: Non-cash pension settlement charges	—	0.4	0.3	0.4
Plus: Incremental COVID-19 costs, net	0.5	0.1	1.8	0.7
Plus: Loss (gain) on disposal of properties, plants, equipment, and businesses, net	0.4	(16.6)	(1.3)	(18.6)
Adjusted EBITDA	$121.4	$74.0	$453.3	$324.3
Paper Packaging & Services
Operating profit	$41.9	$30.7	$131.0	$71.0
Less: Other expense (income), net	0.2	(0.1)	0.3	(1.3)
Less: Non-cash pension settlement charges (income)	0.1	—	8.8	(0.1)
Plus: Depreciation and amortization expense	37.2	37.7	148.0	153.5
EBITDA	$78.8	$68.5	$269.9	$225.9
Plus: Restructuring charges	1.8	3.8	5.9	9.9
Plus: Acquisition and integration related costs	2.9	3.5	9.1	17.0
Plus: Non-cash asset impairment charges	5.0	0.1	5.0	12.5
Plus: Non-cash pension settlement charges (income)	0.1	—	8.8	(0.1)
Plus: Incremental COVID-19 costs, net	0.2	0.6	1.5	1.9
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(1.1)	0.9	1.8	39.3
Adjusted EBITDA	$87.7	$77.4	$302.0	$306.4
Land Management
Operating profit	$1.8	$2.2	$104.0	$8.5
Plus: Depreciation, depletion and amortization expense	0.7	1.4	3.3	4.5
EBITDA	$2.5	$3.6	$107.3	$13.0
Plus: Restructuring charges	—	—	0.1	—
Plus: Non-cash asset impairment charges	1.2	—	1.2	—
Plus: Gain on disposal of properties, plants, equipment, and businesses, net	(1.5)	(0.6)	(4.0)	(1.1)
Less: Timberland gains, net	—	—	95.7	—
Adjusted EBITDA	$2.2	$3.0	$8.9	$11.9
Consolidated EBITDA	$198.1	$152.6	$809.9	$545.9
Consolidated Adjusted EBITDA	$211.3	$154.4	$764.2	$642.6
(13)Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, less timberland gains, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(14)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2021	2020	2021	2020
Net cash provided by operating activities	$137.3	$200.4	$396.0	$454.7
Cash paid for purchases of properties, plants and equipment	(46.5)	(32.6)	(140.7)	(131.4)
Free Cash Flow	$90.8	$167.8	$255.3	$323.3
Cash paid for acquisition and integration related costs	2.9	3.5	9.1	17.0
Cash paid for incremental COVID-19 costs, net	0.7	0.7	3.3	2.6
Cash paid for acquisition and integration related ERP systems	0.4	1.9	6.4	3.3
Adjusted Free Cash Flow	$94.8	$173.9	$274.1	$346.2
(14)Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related ERP systems.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three Months Ended October 31, 2021	$121.9	$13.1	$(1.1)	$5.4	$104.5	$1.74	10.7%
Restructuring charges	4.3	0.7	—	—	3.6	0.07
Acquisition and integration related costs	2.9	0.7	—	—	2.2	0.04
Non-cash asset impairment charges	7.4	1.1	—	—	6.3	0.10
Non-cash pension settlement charges	0.1	—	—	—	0.1	—
Incremental COVID-19 costs, net	0.7	0.3	—	—	0.4	0.01
Gain on disposal of properties, plants, equipment and businesses, net	(2.2)	(0.6)	—	0.1	(1.7)	(0.03)
Excluding Adjustments	$135.1	$15.3	$(1.1)	$5.5	$115.4	$1.93	11.3%

Three Months Ended October 31, 2020	$66.2	$18.5	$(0.3)	$3.6	$44.4	$0.74	27.9%
Restructuring charges	11.9	2.9	—	0.6	8.4	0.14
Acquisition and integration related costs	3.5	0.9	—	—	2.6	0.05
Non-cash asset impairment charges	1.6	0.4	—	—	1.2	0.02
Non-cash pension settlement charges	0.4	—	—	—	0.4	0.01
Incremental COVID-19 costs, net	0.7	0.3	—	—	0.4	0.01
Gain on disposal of properties, plants, equipment and businesses, net	(16.2)	(5.2)	—	—	(11.0)	(0.19)
Excluding Adjustments	$68.1	$17.8	$(0.3)	$4.2	$46.4	$0.78	26.1%

Twelve Months Ended October 31, 2021	$478.6	$69.6	$(4.2)	$22.5	$390.7	$6.54	14.5%
Restructuring charges	23.1	5.2	—	1.3	16.6	0.26
Acquisition and integration related costs	9.1	2.2	—	—	6.9	0.12
Non-cash asset impairment charges	8.9	1.6	—	0.1	7.2	0.12
Non-cash pension settlement charges	9.1	2.1	—	—	7.0	0.12
Incremental COVID-19 costs, net	3.3	0.9	—	0.3	2.1	0.04
Gain on disposal of properties, plants, equipment and businesses, net	(3.5)	(0.3)	—	0.1	(3.3)	(0.06)
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	(1.54)
Excluding Adjustments	$432.9	$78.3	$(4.2)	$24.3	$334.5	$5.60	18.1%

Twelve Months Ended October 31, 2020	$186.1	$63.3	$(1.5)	$15.5	$108.8	$1.83	34.0%
Restructuring charges	38.7	9.0	—	1.0	28.7	0.48
Acquisition and integration related costs	17.0	4.1	—	—	12.9	0.22
Non-cash asset impairment charges	18.5	3.9	—	—	14.6	0.25
Non-cash pension settlement charges	0.3	—	—	—	0.3	0.01
Incremental COVID-19 costs, net	2.6	0.7	—	—	1.9	0.03
Loss on disposal of properties, plants, equipment and businesses, net	19.6	(4.7)	—	0.6	23.7	0.40
Excluding Adjustments	$282.8	$76.3	$(1.5)	$17.1	$190.9	$3.22	27.0%
The impact of income tax expense and noncontrolling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three Months Ended October 31,
(in millions)	2021	2020	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net Sales	$1,578.2	$1,161.3	$416.9	35.9%
Currency Translation	7.7	N/A
Net Sales Excluding the Impact of Currency Translation	$1,570.5	$1,161.3	$409.2	35.2%
Global Industrial Packaging
Net Sales	$951.6	$652.3	$299.3	45.9%
Currency Translation	7.3	N/A
Net Sales Excluding the Impact of Currency Translation	$944.3	$652.3	$292.0	44.8%
Paper Packaging & Services
Net Sales	$621.7	$502.3	$119.4	23.8%
Currency Translation	0.4	N/A
Net Sales Excluding the Impact of Currency Translation	$621.3	$502.3	$119.0	23.7%

	Twelve Months Ended October 31,
(in millions)	2021	2020	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$5,556.1	$4,515.0	$1,041.1	23.1%
Currency Translation	82.7	N/A
Net Sales Excluding the Impact of Currency Translation	$5,473.4	$4,515.0	$958.4	21.2%
Global Industrial Packaging
Net Sales	$3,316.7	$2,571.8	$744.9	29.0%
Currency Translation	80.3	N/A
Net Sales Excluding the Impact of Currency Translation	$3,236.4	$2,571.8	$664.6	25.8%
Paper Packaging & Services
Net Sales	$2,218.4	$1,916.9	$301.5	15.7%
Currency Translation	2.4	N/A
Net Sales Excluding the Impact of Currency Translation	$2,216.0	$1,916.9	$299.1	15.6%

Exhibit 99.1

GREIF INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	October 31, 2021	July 31, 2021	October 31, 2020
Total Debt	$2,225.6	$2,267.6	$2,487.0
Cash and cash equivalents	(124.6)	(99.8)	(105.9)
Net Debt	$2,101.0	$2,167.8	$2,381.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 10/31/2021	Trailing Twelve Months Ended 10/31/2020
Net income	$413.2	$124.3
Plus: Interest expense, net	92.7	115.8
Plus: Income tax expense	69.6	63.3
Plus: Depreciation, depletion and amortization expense	234.4	242.5
EBITDA	$809.9	$545.9
Plus: Restructuring charges	23.1	38.7
Plus: Acquisition and integration related costs	9.1	17.0
Plus: Non-cash asset impairment charges	8.9	18.5
Plus: Non-cash pension settlement charges	9.1	0.3
Plus: Incremental COVID-19 costs, net	3.3	2.6
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(3.5)	19.6
Less: Timberland gains, net	95.7	—
Adjusted EBITDA	$764.2	$642.6
Credit Agreement adjustments to EBITDA(15)	33.6	(4.3)
Credit Agreement EBITDA	$797.8	$638.3

Adjusted Net Debt (in millions)	For the Period Ended 10/31/2021	For the Period Ended 10/31/2020
Total debt	$2,225.6	$2,487.0
Cash and cash equivalents	(124.6)	(105.9)
Net debt	$2,101.0	$2,381.1
Credit Agreement adjustments to debt(16)	(115.9)	(47.3)
Adjusted net debt	$1,985.1	$2,333.8

Leverage Ratio	2.49x	3.66x

(15)Adjustments to EBITDA are specified by the 2019 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, and other items.

(16)Adjustments to net debt are specified by the 2019 Credit Agreement and include the European accounts receivable program, letters of credit, deferred financing costs, and derivative balances.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2022 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2022 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$536.0	$612.0
Cash paid for purchases of properties, plants and equipment	(150.0)	(170.0)
Free cash flow	$386.0	$442.0
Cash paid for acquisition and integration related costs	10.0	12.0
Cash paid for acquisition and integration related ERP systems	4.0	6.0
Adjusted free cash flow	$400.0	$460.0